UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2011

HOKU CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
Of incorporation)

1288 Ala Moana Blvd, Suite 220 Honolulu, Hawaii		96814
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders

Results of Annual Meeting of Stockholders

The annual meeting of stockholders (the “Annual Meeting”) of Hoku Corporation (the “Company” or “we”) was held on December 9, 2011.  A total of 48,910,875 shares or 89% of the common stock issued and outstanding as of the record date was represented in person or by proxy at the Annual Meeting. The proposals presented at the meeting are described in more detail in our proxy statement filed with the Securities and Exchange Commission on October 25, 2011. At the Annual Meeting, our stockholders (i) elected Scott Paul, Karl Stahlkopf, Ph.D., and (Adam) Yi Zheng, Ph.D. to serve as directors of the Company until the 2014 Annual Meeting; (ii) ratified the selection of KPMG LLP as our independent registered public accounting firm; (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers; and (iv) approved, on an advisory basis, that the frequency to hold the advisory stockholder vote on the compensation of the Company’s named executive officers be every three years.

The following tables show the voting results of the Annual Meeting:

Proposal  1.                      Election of Directors.

	For	Withheld	Broker Non-Votes
Scott Paul	37,527,484	291,591	11,091,800
Karl Stahlkopf, Ph.D.	37,657,459	161,616	11,091,800
(Adam) Yi Zheng, Ph.D.	37,581,845	237,230	11,091,800

Proposal 2.                      Ratification of Selection of KPMG LLP.

For	Against	Abstained
48,629,648	133,973	147,254

Proposal 3.                      Advisory Vote on Executive Compensation.

For	Against	Abstained	Broker Non-Votes
37,608,360	156,214	54,501	11,091,800

Proposal 4.                      Advisory Vote as to Frequency of the Advisory Stockholder Vote on Executive Compensation.

3 Years	2 Years	1 Year	Abstained	Broker Non-Votes
36,339,718	678,485	761,101	39,771	11,091,800

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 12, 2011

Hoku Corporation

By:	/s/ Scott Paul
Scott Paul
Chief Executive Officer